Free Writing Prospectus	Filed pursuant to Rule 433
Dated May 19, 2026	Registration No. 333-286570

**PRICING DETAILS** $907.68MM (No Grow) CNH Equipment Trust 2026-B

Joint Lead Managers: Wells Fargo Securities (str.), Rabo Securities, RBC Capital Markets, and SMBC Nikko Securities

Co-Managers: Academy Securites and BMO Capital Markets

CLS	AMT ($MM)*	S/M**	WAL^	P.WIN^	E.FNL	L.FNL	BENCH	SPD	YLD%	CPN%	$PRICE
A-1	190.000	A-1+/P-1	0.30	01-08	01/27	06/27	I-CRV	+ 14	3.814	3.814	100.00000
A-2A	246.540	AAA/Aaa	1.18	08-23	04/28	11/29	I-CRV	+ 34	4.218	4.180	99.99854
A-2B	105.660	AAA/Aaa	1.18	08-23	04/28	11/29	SOFR30A	+ 34			100.00000
A-3	302.200	AAA/Aaa	2.82	23-48	05/30	09/31	I-CRV	+ 46	4.635	4.590	99.99789
A-4	63.280	AAA/Aaa	3.97	48-48	05/30	11/33	I-CRV	+ 54	4.790	4.740	99.98976

**Expected Ratings

^20% CPR to 10% Clean-Up Call

-Transaction Summary-

Size : $907,680,000 (no grow)

Format : SEC Registered

Expected Ratings : S&P / Moody’s

ERISA Eligible : Yes

EU RR : No

Ticker : CNH 2026-B

Expected Settle : On or about 05/27/2026

First Payment Date : 06/15/2026

Minimum Denoms : $1k x $1k

Bill and Deliver : Wells Fargo Securities

-Available Information-

Preliminary Prospectus : Attached

Free Writing Prospectus : Attached

Intex CDI : Attached

Intexnet Deal Name : wscnh26b | Password: 2BJX

Dealroadshow : https://dealroadshow.com Code: CNH2026BRS

Direct Link : https://dealroadshow.com/e/CNH2026BRS